PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group to Acquire WowWee

•	WowWee is Major Developer of Consumer Robotic, Toy and Electronic Products
•	Acquisition Provides Opportunity to Expand Consumer Technology Platform, Build Corporate Brands and Develop a Cross-Platform Media Entertainment Strategy

Montreal, Quebec, September 27, 2007 ---- Optimal Group Inc. (NASDAQ:OPMR) today announced that it has entered into a purchase agreement to acquire substantially all of the assets of WowWee Limited (www.wowwee.com), a privately held Hong Kong-based developer, marketer and supplier of technology-based, consumer robotic, toy and electronic products, as well as substantially all of the assets of WowWee Marketing, with offices in La Jolla, California, and WowWee Group, with offices in Montreal, Quebec. WowWee Marketing and WowWee Group provide services to WowWee Limited in the operation of its business.

WowWee, with a team of design engineers based in Hong Kong and through the WowWee Marketing design team based in La Jolla, designs, develops markets and distributes technology-based consumer products and toys. WowWee is best known for its line of Robo-branded consumer robotic products. WowWee’s Robosapien, introduced in 2004, was the first in a line of robotic products that use biomorphic motion technology and is uniquely programmable to perform a variety of functions. Since its launch, Robosapien has been honored with numerous awards in markets around the world. Today, the Robo line includes Roboraptor, a robotic dinosaur; Roboreptile, a robotic reptile; Robopet, a robotic dog; Robopanda, a robotic panda; Roboquad, a robotic quadraped; Roboboa, a robotic snake; Robosapien V2; and RS Media a technologically advanced version of Robosapien.

WowWee also develops and markets products in its “Alive” series, based upon highly sophisticated and realistic animatronic technology. In early 2007, WowWee launched the “award winning” Flytech Dragonfly, adding the radio-controlled flight segment to its product base.

WowWee’s core competency and key competitive advantage has been its ability to identify cutting-edge technologies and through its unique, creative, and flexible design process, to incorporate these technologies in the development of innovative consumer-focused products. WowWee has demonstrated the ability to be at the forefront of consumer trends with emphasis placed on evolving consumer preferences for technology-based electronic products. WowWee has continued to expand its award-winning portfolio of entertainment robots to incorporate “smart”, task-based features, setting a standard for affordable, high-end, consumer-robotic and electronic devices. WowWee’s products are sold through its direct sales channel as well as through international distributors. Approximately 65% of its products is sold in North America, with the balance being sold internationally.

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In 2006 and 2005, WowWee’s revenues were approximately US$117 million and US$131 million, respectively, and earnings before interest, taxes, depreciation and amortization were approximately US$5 million and US$27.5 million, respectively.

Under the terms of the purchase agreement, the WowWee assets and business will be acquired for US$65 million, US$55 million of which is payable in cash and US$10 million of which is payable in Optimal Group Class “A” shares valued on the day preceding the closing date, plus a warrant to purchase up to an additional 820,000 Optimal Group Class “A” shares at a price of US$5.56 per share.

Senior management of the WowWee business, including the majority shareholders of WowWee Limited, will continue to be employed in the business following completion of the acquisition.

Optimal Group management is excited about the WowWee platform and the opportunity that it provides to build upon an already exciting consumer-focused franchise. WowWee has assembled a highly talented development team which has demonstrated a unique ability to create and produce high-quality, consumer-oriented products. Optimal Group management believes that the acquisition will provide the WowWee business with greater financial and operational resources to grow both in North America and internationally, as well as greater ability to capitalize on its corporate brands through the development of a cross-platform entertainment media strategy.

Optimal Group expects to implement specific strategies in order to enhance the growth and financial performance of the WowWee business. These include:

-	Expanding sales and distribution through a broadening of the sales channels, particularly outside North America and in emerging markets;
-	Expanding product design, development and production capabilities to produce an increased number of SKUs (stock keeping units) at varying price points;
-	Broadening development initiatives into products that combine computer connectivity, utility and entertainment;
-	Embarking on branded entertainment initiatives, licensing, publishing and merchandising; and
-	Evaluation of potential acquisition opportunities.

The transaction is expected to be completed in the fourth quarter of 2007 and is subject to receipt of certain third-party consents and approvals and other customary closing conditions.

About WowWee

WowWee Limited, with operations in Hong Kong, is a leading designer, developer, marketer and distributor of technology–based consumer robotic, toy and electronic products. WowWee Marketing and WowWee Group, maintaining operations in La Jolla, California and Montreal, Quebec, respectively, provide services to WowWee limited in the operation of its business.

For a further description of WowWee and its products, please go to its website at www.wowwee.com.

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About Optimal Group

Optimal Group has operated and, through various subsidiaries, has actively managed a variety of businesses. Founded as a developer of retail point-of-sale self-checkout systems, the Optimal group of companies first expanded into the complementary business of providing depot repair and field services to retail, financial services and other third-party accounts. In 2004, Optimal sold its self-checkout business and entered the payment processing business through its acquisition of the Terra Payments group of companies (now the Optimal Payments group of companies). The depot repair and field services business was sold in September 2006.

Payments Business

The Optimal Payments group of companies, with operations primarily in North America and the United Kingdom, provides secure electronic payment and risk management solutions to small and medium-sized businesses that sell and deliver goods and services over the Internet, wireless, or generally in a card-not-present environment.

As previously announced, immediately following the enactment of the Unlawful Internet Gambling Enforcement Act of 2006 (the “Act”) on October 13, 2006, the Company’s then majority-owned subsidiary, FireOne Group plc, ceased to process settlement transactions originating from United States consumers. Following announcements by the U.S. Attorney’s office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Company initiated discussions with the U.S. Attorney’s office in the Southern District of New York and has provided an initial response to a voluntary request for information issued by the U.S. Attorney’s office.

Following the adoption of the Act, Optimal Payments has streamlined it operations and continues to pursue a strategy of organic growth for its business to better leverage its existing capacity and infrastructure. While Optimal Group continues to operate in the payments segment, the Company has from time to time received expressions of interest from certain third parties interested in acquiring the payments business and has allowed limited investigation and review to be conducted.

Optimal Group will continue to actively explore strategic acquisition opportunities

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary S. Wechsler

Chief Financial Officer

(514) 738-2041

gary@optimalgrp.com

WowWee, Robosapien, Roboraptor, Roboreptile, Robopet, Robopanda, Roboquad, Roboboa, Flytech and Flytech Dragonfly are trademarks or registered trademarks of WowWee Limited.

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Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

• existing and future governmental regulations;

• general economic and business conditions in the markets we serve;

• consumer confidence in the security of financial information transmitted via the Internet;

• levels of consumer fraud, disputes between consumers and merchants and merchant insolvency;

• our ability to safeguard against breaches of privacy and security when processing electronic transactions;

• the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;

• our ability to adapt to changes in technology, including technology relating to electronic payments systems;

• our ability to protect our intellectual property;

• our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;

• disruptions in the function of our electronic payments systems and technological defects; and

• the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document. In making these forward-looking statements, we have applied a number of assumptions, including assumptions that: (i) there will be no significant adverse change in existing governmental regulations, general economic or business conditions in the markets we serve, or significant loss of consumer confidence in the security of financial information transmitted via the Internet; (ii) there will be no significant increase in levels of consumer fraud, disputes between consumers and merchants and merchant insolvency; (iii) we will be able to safeguard against breaches of privacy and security when processing electronic transactions, comply with rules and practice procedures applicable to us, adapt to changes in technology, and protect our intellectual property; (iv) there will be no significant disruption of our relationships with our suppliers and banking associations, or in the function of our electronic payments systems; and (v) none of the factors described under Item 1A “Risk Factors” in our Annual Report will occur.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.